The CORPORATEplan for Retirement SM
EXECUTIVE PLAN

Adoption Agreement

IMPORTANT NOTE

This document has not been approved by the Department of Labor, the Internal Revenue Service or any other governmental entity. An Adopting Employer must determine whether the plan is subject to the Federal securities lows and the securities laws of the various states. An Adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is "unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees" under the Employee Retirement Income Security Act with respect to the Employer's particular situation. Fidelity Management Trust Company, its affiliates and employees cannot provide you with legal advice in connection with the execution of this document. This document should be reviewed by the Employer's attorney prior to execution.

ADOPTION AGREEMENT
ARTICLE 1

1.01.        PLAN INFORMATION

(a)	Name of Plan.

This is the German American Bancorp Nonqualified Savings Plan (the "Plan").

(b)	Name of Plan Administrator, if not the Employer:.

Address:

Phone Number:

The Plan Administrator is the agent for service of legal process for the Plan.

(c)	Plan Year End is December 31.

(d)	Plan Status (check one):.

(1)	Effective Date of new Plan: 10/1/2004

(2)	Amendment Effective Date: The original effective date of the Plan:

1.02.        EMPLOYER

(a)	The Employer is:	German American Bancorp

Address:	711 Main Street P.O. Box 810 Jasper, IN 47547-0810
Contact's Name:	Lisa Matheis
Telephone Number:	(800) 482-1314, ext. 795

(1)	Employer's Tax identification Number: 35-1547518
(2)	Business form of Employer (check one):

(A)	Corporation (Other than a Subchapter S corporation)
(B)	Other (e.g., Subchapter S corporation, partnership, sole proprietor)

(3)	Employer's fiscal year end: 12/31

(b)	The tern "Employer" includes the following Related Employer(s) (as defined in Section 2.01(a)(21)):

First State Bank, Southwest Indiana
Peoples Bank
Citizens State Bank
First Title Insurance Co., Inc.
The Doty Agency, Inc.
German American Financial Advisors & Trust Co.
The German American Bank
First American Bank

1.03.        COVERAGE

(a)	The following Employees are eligible to participate its the Plan.

(1)	Only those Employees listed in Attachment A will be eligible to participate in the Plan.

(2)	Only those Employees in the eligible class described below will be eligible to participate in the Plan:
Those highly compensated or management employees of the Employer who are Indiana Residents (or whose principal residences are located within the State of Indiana) and who are specifically designated from time to time by the Human Resources Committee as eligible to participate in the Plan.

(3)	Only those Employees described in the Board of Directors Resolutions attached hereto and hereby made a part hereof will be eligible to participate in the Plan.

(b)	The Entry Date(s) shall be (check one):

(1)	each January 1.

(2)	each January 1 and each July 1.

(3)	each January 1 and each April 1, July 1 and October 1.

(4)	the first day of each month.

(5)	immediate upon meeting the eligibility requirements specified in Subsection 1.03(a).

1.04.        COMPENSATION

For purposes of determining Contributions under the Plan, Compensation shall be as defined (check (a) or (b) below, as appropriate):

(a)	in Section 2.01(a)(6), (check (1) or (2) below, if and as appropriate):

(1)	but excluding (check the appropriate box(es)):

(A)	Overtime Pay.

(B)	Bonuses.

(C)	Commissions.

(D)	The value of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee's taxable income.

(E)	The following: severance pay

(2)	except as otherwise provided below:

(b)	in the Plan maintained by the Employer to the extent it is in excess of the limit Imposed under Code Section 401(a)(17).

1.05.        CONTRIBUTIONS

(a)	Employee contributions (Complete all that apply)

(1)	Deferral Contributions. The Employer shall make a Deferral Contribution in accordance with, and subject to, Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the calendar year (or portion of the calendar year) in question, not to exceed till 60% of Compensation for that calendar year, subject, however, to any election regarding bonuses, as set out in Subsection 1.05(a)(2).

(2)	Bonus Contributions. The Employer may allow Participants upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions in an amount up to 100% of any Employer paid cash bonuses designated by the Employer that are made for such Participants during the calendar year. The Compensation definition elected by the Employer in Section 1.04 must include bonuses if bonus contributions are permitted.

(b)	Matching Contributions (Choose (1) or (2) below, and (3) below, as applicable.)

(1)	The Employer shall make a Matching Contribution on behalf of each Participant in an amount equal to the following percentage of a Participant's Deferral Contributions during the Plan Year (check one):

(A)	50%

(B)	100%

(C)%

(D)	(Tiered Match), % of the first % of the Participant's Compensation contributed to the Plan.

(E)	The percentage declared for the year, if any, by a Board of Directors' resolution.

(F)
Other:  100% of the first 3% of the Participant's Compensation contributed to this Plan and the German American Bancorp 401(k) Savings Plan (as defined under the respective plans) for the Plan Year, plus 50% of the next 2% of the Participant's Compensation contributed to this Plan and the German American Bancorp 401(k) Savings Plan as "Deferral Contributions" (as defined under the respective plans) for the Plan Year, provided, however, that in no event shall the aggregate Employer matching contributions on behalf of any Participant in any Plan Year, considering both the Matching Contribution under this Plan and a Matching Employer Contribution under the German American Bancorp 401(k) Savings Plan, exceed 4% of such Participant's Compensation, with any excess, if any, reducing the Matching Contribution under this Plan.

(2)	Matching Contribution Offset. For each Participant who has made deferrals of at least the maximum amount allowed pursuant to Section 402(g) of the Code or the maximum allowed under the Employer's plan listed below to such plan, the Employer shall make a Matching Contribution in an amount equal to (A) minus (B) below:

(A)
The Matching Employer Contribution, as defined in the              Plan that the Participant would have received under the              Plan on the sum of the Deferral Contributions and the Participant's deferrals hereunder, as defined therein, that the Participant actually made to such Plan, if no limits otherwise imposed by the Code, and regulations issued thereunder, applied to such Matching Employer Contribution and the Participant's Deferral Contributions are deemed to have been made to the Plan;

(B)	The Matching Employer Contributions actually made to such Participant under the Plan for the Plan Year of the determination of the Matching Contribution hereunder.

(3)	Matching Contribution Limits (check the appropriate box(es)):

(A)	Deferral Contributions in excess of 5% of the Participant's Compensation for the period in question shall not be considered for Matching Contributions.

Note: If the Employer elects a percentage limit in (A) above and requests the Trustee to account separately for matched and unmatched Deferral Contributions, the Matching Contributions allocated to each Participant must be computed, and the percentage limit applied, based upon each period.

(B)	Matching Contributions for each Participant for each Plan Year shall be limited to $ .

(4)	Eligibility Requirement(s) for Matching Contributions. A Participant who makes Deferral Contributions during the Plan Year under Section 1.05(a) shall be entitled to Matching Contributions for that Plan Year if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (B) and (C) may not be elected together):

(A)	Is employed by the Employer on the last day of the Plan Year.

(B)	Earns at least 500 Hours of Service during the Plan Year.

(C)	Earns at least 1,000 Hours of Service during the Plan Year.

(D)	Other:

(E)	No requirements.

Note:  If option (A), (B) or (C) above is selected, then Matching Contributions can only be made by the Employer after the Plan Year ends. Any Matching Contribution made before Plan Year end shall not be subject to the eligibility requirements of this Section 1.05(b)(3)).

(c)	Employer Contributions

(1)	Fixed Employer Contributions. The Employer shall make an Employer Contribution on behalf of each Participant in an amount determined as described below (check at least one):

(A)	In an amount equal to % of each Participant's Compensation each Plan Year.

(B)	In an amount determined and allocated as described below:

(C)	In an amount equal to (check at least one):

(i)
Any profit sharing contribution that the Employer would have made on behalf of the Participant under the following qualified defined contribution plan but for the limitations imposed by Code Section 401(a)(17):

(ii)
Any contribution described in Code Section 401(m) that the Employer would have made on behalf of the Participant under the following qualified defined contribution plan but for the limitations imposed by Code Section 401(a)(17):

(2)
Discretionary Employer Contributions.  The Employer may make Employer Contributions to the accounts of Participants in any amount, as determined by the Employer in its sole discretion from time to time, which amount may be zero.

(3)
Eligibility Requirement(s) for Employer Contributions.  A Participant shall only be entitled to Employer Contributions under Section 1.05(c)(1) for a Plan Year if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (B) and (C) may not be elected together):

(A)	Is employed by the Employer on the last day of the Plan Year.

(B)	Earns at least 500 Hours of Service during the Plan Year.

(C)	Earns at least 1,000 Hours of Service during the Plan Year.

(D)	Other:

(E)	No requirements.

1.06.      DISTRIBUTION DATES

Distribution from a Participant's Account pursuant to Section 8.02 shall begin upon the following date(s) (check either (a) or (b); check (c), if desired):

(a)	Non-Class Year Accounting (complete (1) and (2)).

(1)	The earliest of termination of employment with the Employer and the following event(s) (check appropriate box(es); if none selected, all distributions will be upon termination of employment):

(A)	Attainment of Normal Retirement Age (as defined in Section 1.07(f)).

(B)	Attainment of Early Retirement Age (as defined in Section 1.07(g)).

(C)	The date on which the Participant becomes disabled (as defined in Section 1.07(h)).

(2)	Timing of distribution (check either (A) or (B)).

(A)	The Distribution of the Participant's Account will begin in the month following the event described in (a)(1) above.

(B)	The Distribution of the Participant's Account will be begin as soon as administratively feasible in the calendar year following distribution event described in (a)(1) above.

(b)	Class Year Accounting (complete (1) and (2)).

(1)	Upon (check at least one; (A) must be selected if plan has contributions pursuant to section 1.05(b) or (c)):

(A)	Termination of employment with the Employer.

(B)	The date elected by the Participant, pursuant to Plan Section 8.02, and subject to the restrictions imposed in Plan Section 8.02 with respect to future Deferral Contributions, in which event such date of distribution must be at least one year after the date such Deferral Contribution would have been, paid to the Participant in cash in the absence of the election. to make the Deferral Contribution.

(2)	Timing of distribution (check either (A) or (B)).

(A)	The Distribution of the Participant's Account will begin __________ (specify month and day) following the event described in (b)(1) above.

(B)	The Distribution of the Participant's Account will begin ___________ (specify month and day) of the calendar year following the event described in (b)(1) above.

(c)	As soon as administratively feasible following a Change of Control (as defined in Section 1.12).

1.07.        VESTING SCHEDULE

(a)	The Participant's vested percentage in Matching Contributions elected in Section 1.05(b) shall he based upon the schedule(s) selected below.

(1)	N/A - No Matching Contributions

(2)	100% Vesting immediately

(3)	3 year cliff (see C below)

(4)	5 year cliff (see D below)

(5)	6 year graduated (see E below)

(6)	7 year graduated (see F below)

(7)	G below

(8)	Other (Attachment "B")

			Vesting Schedule
Years of Service for Vesting	C	D	E	F	G

0	0%	0%	0%	0%
1	0%	0%	0%	0%
2	0%	0%	20%	0%
3	100%	0%	40%	20%
4	100%	0%	60%	40%
5	100%	100%	80%	60%
6	100%	100%	100%	80%
7	100%	100%	100%	100%	100%

(b)	The Participant's vested percentage in Employer Contributions elected in Section 1.05(c) shall be based upon the schedule(s) selected below.

(1)	N/A - No Employer Contributions

(2)	100% Vesting immediately

(3)	3 year cliff (see C below)

(4)	5 year cliff (see D below)

(5)	6 year graduated (see E below)

(6)	7 year graduated (see F below)

(7)	G below

(8)	Other (Attachment "B")

			Vesting Schedule
Years of Service for Vesting	C	D	E	F	G

0	0%	0%	0%	0%
1	0%	0%	0%	0%
2	0%	0%	20%	0%
3	100%	0%	40%	20%
4	100%	0%	60%	40%
5	100%	100%	80%	60%
6	100%	100%	100%	80%
7	100%	100%	100%	100%	100%

(c)	Years of Service for Vesting shall exclude (check one):

(1)	for new plans, service prior to the Effective Date as defined in Section 1.01(d)(1).

(2)	for existing plans converting from another plan document, service prior the original Effective Date as defined in Section 1.01(d)(2).

(d)
Participant will forfeit his Matching Contributions and Employer Contributions upon the occurrence of the following event(s):

(i) a Participant's willful breach of any applicable confidentiality or non-competition agreement with the Employer, (ii) a Participant's willful (a) dishonesty, (b) fraud or (c) misconduct with respect to the business or affairs of the Employer or an affiliate which materially and adversely affects the operations or reputation of the Employer or a Related Employer (monetarily or otherwise); or (iii) a Participant's conviction of a felony crime involving moral turpitude or a crime involving property of the Employer or a Related Employer, or entry of a plea of nolo contender thereof.

(e)
A Participant will be 100% vested in his Matching Contributions and Employer Contributions upon (check the appropriate box(es), if any; if 1.06(c) is selected, Participants will automatically vest upon Change of Control as defined in Section 1.12);

(1)	Normal Retirement Age (as defined in Section 1.07(e)).

(2)	Early Retirement Age (as defined in Section 1.07(f)).

(3)	Death.

(4)	The date on which the Participant becomes disabled, as determined under Section 1.07(h) of the Plan.

(f)	Normal Retirement Age under the Plan is (check one):

(1)	age 65.

(2)	age (specify from 55 through 64).

(3)	the later of age (cannot exceed 65) or the fifth anniversary of the Participant's Commencement Date.

If no box is checked in this Section 1.07(f), then Normal Retirement Age is 65.

(g)	Early Retirement Age is the first day of the month after the Participant attains age 59.5 (specify 55 or greater) and completes 0 Years of Service for Vesting.

(h)	The date on which a Participant becomes disabled is determined (check one):

(1)	under the long-term disability plan maintained by the Employer in which the Participant participates.

(2)	under Title II or XVI of the Social Security Act.

(3)	In the sole discretion of the Administrator based on factors applied in a uniform and nondiscriminatory manner.

1.08.        PREDECESSOR EMPLOYER SERVICE

Service for purposes of vesting in Section 1.07(a) and (b) shall include service with the following employer(s):

1.09.         UNFORESEEABLE EMERGENCY WITHDRAWALS

Participant withdrawals for unforeseeable emergency prior to termination of employment (check one; (b) must be selected if 1.06(b) has been selected):

(a)	will be allowed in accordance with Section 7.07, subject to a $1,000) minimum amount. (Must beat least $1,000)

(b)	will not be allowed

1.10.        DISTRIBUTIONS

Subject to Articles 7 and 8 distributions under the Plan are always available as a lump sum. Check below to allow distributions in installment payments:

under a systematic withdrawal plan (installments) not to exceed 10 years.

1.11.        INVESTMENT DECISIONS

(a)	Investments Directions Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed (check one):

(1)	by the Employer among the options listed in (b) below.

(2)	by each Participant among the options listed in (b) below.

(3)
in accordance with investment directions provided by each Participant for all contribution sources in a Participant's Account except the following sources shall be invested as directed by the Employer (check (A) and/or (B)):

(A)	Nonelective Employer Contributions

(B)	Matching Employer Contributions

The Employer must direct the applicable sources among the same investment options made available for Participant directed sources listed in the Service Agreement.

(b)
Plan Investment Options

Participant Accounts will be treated as invested among the Investment Funds listed in the Service Agreement from time to time pursuant to Participant and/or Employer directions, as applicable.

Note:
The-method and frequency for change of investments will be determined under the rules applicable to the selected funds, Information will be provided regarding expenses, if any, for changes in investment options.

1.12.        CHANGE IN CONTROL

If Section 1.06(c) is selected, then, pursuant to Section 7.08 and notwithstanding any other provision of the Plan to the contrary, the Account Balances of all Participants shall then become immediately nonforfeitable and shall become payable to the Participants as sown as practicable upon a change in the control of the Employer, as defined below:

For purposes of this Section 1.12, a "Change in Control" means the occurrence of any of the following events, as determined by the Plan Administrator, in its sole discretion:

(1) German American Bancorp becomes a party to an agreement of merger, consolidation or other reorganization (i) pursuant to which German American Bancorp will be merged or consolidated with another company (other than an Employer or the Related Employer), and German American Bancorp will not be the surviving or resulting corporation, or (ii) which will result in less than 51% of the outstanding voting securities of the surviving or resulting entity being beneficially owned (within the meaning of Rule 13(d)(3) under the Exchange Act), directly or indirectly, by the former shareholders (determined immediately prior to such merger, consolidation or other reorganization) of German American Bancorp;

(2) German American Bancorp becomes a party to an agreement providing for the sale or other disposition by German American Bancorp of all or substantially all of the assets of German American Bancorp to any individual, partnership, joint venture, association, trust, corporation, or other entity that is not a Related Employer;

(3) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of an aggregate of 50% or more of the combined voting power of the then outstanding common stock of German American Bancorp; or

(4) incumbent Directors cease to be a majority of German American Bancorp's Board.

Notwithstanding the preceding provisions, in no event shall the acquisition of shares of stock of German American Bancorp by an "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974) sponsored by German American Bancorp or a Related Employer be considered a Change in Control.

The following terms in the definition of "Change in Control" have the following meanings:

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Incumbent Director" means a director serving on German American Bancorp's Board of Directors who (i) was a director on the effective date of this Plan or (ii) was later elected as a director (except a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, related to the election of directors) and whose appointment, election, or nomination for election was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date of this plan or whose appointment, election, or nomination for election was previously so approved or recommended.

Note:  Internal Revenue Code Section 280G could impose certain, adverse tax consequences on both Participants and the Employer as a result of the application of Section 11.12. The Employer should consult with its attorney prior to selecting to apply Section 1.06(c).

1.13.        RELIANCE ON PLAN

An adopting Employer may not rely solely on this Plan to ensure that the Plan is "unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" with respect to the Employer's particular situation. This Agreement must be reviewed by the Employer's attorney before it is executed.

This Adoption Agreement may be used only in conjunction with the CORPORATEplan for Retirement Executive Plan Basic Plan Document.

EXECUTION PAGE
(Fidelity's Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 17th day of August, 2004.

Employer GERMAN AMERICAN BANCORP By /s/ Mark A. Schroeder Title President/CEO Employer GERMAN AMERICAN BANCORP By /s/ Lisa A. Matheis Title Vice President

EXECUTION PAGE
(Employer's Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 17th day of August, 2004.

Employer GERMAN AMERICAN BANCORP By /s/ Mark A. Schroeder Title President/CEO Employer GERMAN AMERICAN BANCORP By /s/ Lisa A. Matheis Title Vice President

Attachment A

Pursuant to Section 1.03(a), the following are the Employees who are eligible to participate in the Plan:

Employer GERMAN AMERICAN BANCORP By /s/ Mark A. Schroeder Title President/CEO Date August 17, 2004

Note:	The Employer must revise Attachment A to add Employees as they become eligible or delete Employees who are no longer eligible. Attachment A should be signed and dated every time a change is made.

Attachment B

(a)	The Participant's vested percentage in Matching Contributions elected in Section 1.05(b) shall be based upon the following schedule:

(b)	The Participant's vested percentage in Employer Contributions elected in Section 1.05(c) shall be based upon the following schedule: